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                                                                      Exhibit 23

         Consent of Ernst & Young LLP, Independent Public Accountants

         We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Sonic Foundry, Inc. Employee Stock Purchase Plan of our report dated November 5, 1999, with respect to the financial statements of Sonic Foundry, Inc. included in it's Annual Report (Form 10-K) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.


                                Ernst & Young LLP
Milwaukee, WI
June 29, 2000